SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        Under The Securities Act Of 1933


                          COYOTE NETWORK SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          Delaware                                          36-2448698
(State or Other Jurisdiction of                (IRS Employer Identification No.)
Incorporation or Organization)

           4360 Park Terrace Drive, Westlake Village, California 91361
               (Address of Principal Executive Offices) (ZIP Code)

                   -------------------------------------------
                            COYOTE TECHNOLOGIES, LLC
                                CLASS B UNIT PLAN
                            (Full Title of the Plan)
                   -------------------------------------------

                                James J. Fiedler
                Chairman of the Board and Chief Executive Officer
                          COYOTE NETWORK SYSTEMS, INC.
               4360 Park Terrace Drive, Westlake Village, CA 91361
                     (Name and Address of Agent for Service)

                                 (818) 735-7600
          (Telephone Number, Including Area Code, of Agent for Service)

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
---------------  ---------- -------------- -------------- ----------------------
                              Proposed       Proposed
  Title of         Amount      Maximum        Maximum
 Securities to     to be    Offering Price   Aggregate          Amount of
 be Registered   Registered   Per Share*   Offering Price    Registration Fee
---------------  ---------- -------------- --------------  ---------------------
---------------  ---------- -------------- --------------  ---------------------
$1.00 par value   680,000       $5.81       $3,958,000          $1,166.00
  Common Stock     Shares
---------------  ---------- -------------- --------------  ---------------------
* For the purpose of computing the registration fee, Coyote Network Systems, Inc. (the "Registrant") has used $5.81 as the average of the bid and ask prices of the Common Stock as reported on September 1, 1998 on the NASD OTC Bulletin Board for the offering price per share, in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The  Registrant  hereby  states that (i) the documents set forth in (a) and
(b) below are incorporated by reference in this Registration Statement, and (ii) all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     (a) The Registrant's annual report on Form 10-K for the fiscal year ended March 31, 1998.

     (b) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A dated February 26, 1997, and any amendment or report filed for the purpose of updating such description.

     (c) The Registrant's quarterly report on Form 10-Q for the quarterly period ended June 30, 1998.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.  Description of Securities

         Not applicable.  See Item 3 above.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

     Consistent with section 145 of the Delaware General Corporation Law ("Delaware Law"), Article IX of the Registrant's By-Laws provides that the Registrant shall indemnify any person in connection with legal proceedings threatened or brought against him by reason of his present or past status as an officer or director of the Registrant or present or past status as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise if he is serving in such capacity at the request of the Registrant, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person, provided that the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant shall also indemnify any such person in connection with any action by or in the right of the Registrant provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant; except in such cases as involve gross negligence or willful misconduct in the performance of his duties. In addition, to the extent that any officer or director is successful in the defense of any such legal proceeding, the Registrant is required to indemnify him against expenses, including attorneys' fees, that are actually and reasonably incurred by him in connection therewith. The By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Registrant, any By-Law, any vote of stockholders or disinterested directors of the Registrant or otherwise.

     Consistent with section 102(b) of the Delaware Law, Article IX of the Registrant's Certificate of Incorporation provides that a director of the Registrant shall not be liable to the Registrant or its stockholders for damages for breach of fiduciary duties as director, subject to certain limitations.
Article IX does not eliminate or limit the liability of a director for (a) any breach of the director's duty of loyalty to the Registrant or its stockholders;
(b) any acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law; (c) any conduct that is the subject of section 174 of the Delaware Law; or (d) any transaction from which the director derived an improper personal benefit.

     The Registrant maintains D&O insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed

         Not applicable.


Item 8.  Exhibits

     See Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9.  Undertakings

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) reflect in the  prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement; and

               (iii)include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               Provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
          Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)  Reference  is made to the  indemnification  provisions  referred to in
          Item 6 of this Registration Statement.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
     Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Westlake, State of California on September 4, 1998.


                                             COYOTE NETWORK SYSTEMS, INC.


                                             By: /s/ James J. Fiedler
                                                 -------------------------------
                                                 James J. Fiedler,
                                                 Chairman of the Board and
                                                 Chief Executive Officer


                              --------------------
                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James J. Fiedler and Edward A. Beeman, and each of them, as true and lawful attorney-in fact and agent, with full power of substitution and resubstitution for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting onto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done in and about the premises, as to fully to all intents and purposes as he might or could do, in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                  Title                             Date



/s/ James J. Fiedler      Chairman of the Board and            September 4, 1998
------------------------  Chief Executive Officer
James J. Fiedler          (Principal Executive Officer)



/s/ Edward A. Beeman      Executive Vice President,            September 4, 1998
------------------------  Chief Financial Officer and Secretary
Edward A. Beeman          (Principal Financial and Accounting Officer)

/s/ Jack E. Donnelly      Director                             September 4, 1998
------------------------
Jack E. Donnelly



/s/ Daniel W. Latham      Director, President and              September 4, 1998
------------------------  Chief Operating Officer
Daniel W. Latham



/s/ Sydney B. Lilly       Director                             September 4, 1998
------------------------
Sydney B. Lilly



/s/ Stephen W. Portner    Director                             September 4, 1998
------------------------
Stephen W. Portner

                          COYOTE NETWORK SYSTEMS, INC.

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

                                          Incorporated
Exhibit                                    Herein by       Filed
Number       Description                  Reference to     Herewith

4.1    Restated Certificate of                              X
       Incorporation of the Registrant

4.2    By-Laws of the Registrant              1

5      Opinion of Counsel                                   X

23.1   Consent of Arthur Andersen LLP,                      X
       Independent Public Accountants

23.2   Consent of Counsel                              Contained in
                                                       Opinion filed as
                                                       Exhibit 5

23.3   Consent of                                           X
       PricewaterhouseCoopers
       LLP, Independent Accountants

24     Powers of Attorney               Signatures Page
                                        to Registration
                                        Statement
---------------------
1 Incorporated herein by reference to Exhibit 3.2 of the Registrant's Form 10-K for the year ended March 31, 1997.